Exhibits (16)(A) & (B)


                MBL Variable Contract Account-7


Item: 28(b)(16)(A) Schedule of Computation for Yield Quotation




Unit      Unit                    Unit        Base
Value  -  Value      =   Net      Value    =  Period    X  365/7 =  7-Day
12/31/96  12/24/96       Change / 12/24/96    Return                Yield

$18.706    $18.689       .017   /  $18.689   .0009096             =  4.74%





Item: 28(b)(16)(B)  Schedule of Computation for Effective
                   Yield Quotation




  Effective Yield  = [(Base Period Return + 1) 365/7 ] - 1

                   = [(.0009096 + 1) 365/7 ] - 1

                   = 4.86%